Exhibit 99.1

Covidien Reports First-Quarter Results

•	Net sales up 5%; Medical Devices sales up 11%

•	First-quarter diluted GAAP earnings per share from continuing operations were $0.87; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.95, up 13%

•	Fiscal 2011 tax rate guidance updated

DUBLIN, Ireland – February 1, 2011 – Covidien plc (NYSE: COV) today reported results for the first quarter of fiscal 2011(October-December 2010). First-quarter net sales of $2.77 billion increased 5% from the $2.64 billion reported a year ago. Foreign exchange rate movement had no impact on the quarterly sales growth rate.

First-quarter 2011 gross margin of 56.7% rose 1.5 percentage points from the 55.2% of the prior-year period. On an adjusted basis, first-quarter 2011 gross margin of 57.6% was at a record quarterly level, 2.4 percentage points above that of a year ago. This improvement reflected positive business mix, recent portfolio moves, manufacturing cost savings and benefits from our restructuring program.

Selling, general and administrative expenses for the first quarter of 2011 were above those of the comparable quarter of the year before, reflecting acquisition-related expenses and costs for product launches in Pharmaceuticals. Research and Development (R&D) expense in the first quarter climbed 21% and represented 4.3% of net sales, versus 3.7% of sales in the year-ago period.

In the first quarter of 2011, the Company reported operating income of $549 million, versus $536 million in the same period the year before. First-quarter 2011 adjusted operating income, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, was $615 million, compared with $574 million in the previous year. First-quarter 2011 adjusted operating income, excluding the specified items, represented 22.2% of sales, versus 21.7% a year ago.

The first-quarter 2011 effective tax rate was 16.1%, versus an effective tax rate of 20.6% in the first quarter of 2010. The first-quarter 2011 adjusted tax rate, excluding specified items, was 18.4%, versus 22.2% in the first quarter a year earlier.

Diluted GAAP earnings per share from continuing operations were $0.87 in the first quarter of 2011, versus $0.80 per share in the comparable quarter last year. First-quarter 2011 adjusted diluted earnings per share, excluding specified items, were $0.95, versus $0.84 a year ago, a 13% increase.

“We are off to a very good start in fiscal 2011, with record gross margin, continued solid improvement in operating margin and double-digit EPS growth,” said Richard J. Meelia, Chairman, President and CEO. “The excellent performance of our largest business segment, Medical Devices, was paced by strong gains in Vascular, Oximetry & Monitoring and Energy products.

“Integration of our 2010 acquisitions — Aspect, ev3 and Somanetics — is proceeding as planned, and all three businesses are meeting or exceeding our expectations,” Mr. Meelia said. “We continue to make the growth-driving investments that will propel our business forward, such as our substantial increase in R&D spending and our growth initiative for emerging markets. Although we face some market-related softness in certain businesses, we are confident that our solid portfolio additions, robust pipeline of significant offerings across our businesses and strategic investments funded by our strong cash flow will drive superior operational results for the remainder of 2011 and beyond.”

BUSINESS SEGMENT RESULTS

Medical Devices sales of $1.88 billion in the first quarter were 11% above the $1.69 billion in the comparable quarter of last year. Growth was driven by acquisitions, new products and increased volume, partially offset by divestitures. First-quarter sales in Endomechanical were above last year, driven largely by higher sales of stapling products. In Soft Tissue Repair, sales were above those of a year ago, paced by a good increase for sutures, partially offset by a decline for biosurgery. The Energy double-digit quarterly sales gain was again due to a sharp rise in sales of vessel sealing products. In the Oximetry & Monitoring product line, double-digit sales growth was primarily attributable to the Aspect and Somanetics acquisitions. In Airway & Ventilation, sales were well below those of the year before, chiefly due to difficult comparisons with last year’s flu-related volume, coupled with the divestiture of the sleep therapy product line. Vascular sales climbed more than 80%, reflecting the addition of ev3 products and, to a lesser extent, growth for venous insufficiency and compression products.

Pharmaceuticals sales of $470 million in the first quarter were down 8% from last year’s first-quarter sales of $511 million. The decline primarily reflected the sale of the U.S. nuclear pharmacies business in the third quarter of 2010, together with lower sales in Specialty Pharmaceuticals. First-quarter sales of Contrast Products were slightly above those of a year ago, chiefly due to growth outside the U.S. Sales of Active Pharmaceutical Ingredients in the quarter were below the year-before level, in part the result of decreased acetaminophen sales. In Specialty Pharmaceuticals, generic sales fell as greater competitive activity drove pricing lower than a year ago. On a sequential basis, however, generic pricing has stabilized over the last two quarters. In branded pharmaceuticals, good sales of our new EXALGO® and PENNSAID® products did not offset a significant decline for our older brands, which stemmed from competition from generics. Excluding the impact of the divestiture of the U.S. nuclear pharmacies business, sales of Radiopharmaceuticals were about even with those of the prior year, as higher generator sales countered lower sales of thallium and other products.

Medical Supplies first-quarter sales of $422 million were 5% below the $443 million reported in the comparable quarter of the previous year, principally due to lower sales of SharpSafety and Nursing Care products. A significant portion of the first-quarter 2011 sales decline was due to difficult comparisons with last year’s volume and distributor inventory stocking related to the H1N1 flu.

In the first quarter of 2011, Covidien purchased approximately 2.3 million ordinary shares under its previously announced share buyback program.

FISCAL 2011 OUTLOOK

Covidien has updated its fiscal 2011 tax rate guidance. The Company currently estimates that the effective tax rate will be at or below the first-quarter adjusted rate of 18.4%, including foreign exchange at current rates and excluding the impact of one-time items. Additional tax planning activities, if implemented, could potentially reduce the rate further in 2011. There is no change to the Company’s fiscal 2011 net sales, operating margin or free cash flow guidance.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2010 revenue of $10.4 billion, Covidien has approximately 42,000 employees worldwide in more than 60 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer
Vice President
Public Relations
508-452-4372 bruce.farmer@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-700-7101. For participants outside the U.S., the dial-in number is 617-213-8837. The access code for all callers is 21441069.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on February 1, 2011, and ending at 5:00 p.m. on February 8, 2011. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 93591283.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 24, 2010, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated Statements of Income

Quarters Ended December 24, 2010 and December 25, 2009

(dollars in millions, except per share data)

	Quarter Ended December 24, 2010	Percent of Net Sales	Quarter Ended December 25, 2009	Percent of Net Sales

Net sales	$2,769	100.0%	$2,644	100.0%
Cost of goods sold (1)	1,198	43.3	1,185	44.8

Gross profit	1,571	56.7	1,459	55.2

Selling, general and administrative expenses (1)	861	31.1	820	31.0
Research and development expenses	119	4.3	98	3.7
Restructuring charges	53	1.9	5	0.2
Shareholder settlement income	(11)	(0.4)	—	—

Operating income	549	19.8	536	20.3

Interest expense	(52)	(1.9)	(43)	(1.6)
Interest income	5	0.2	5	0.2
Other income	13	0.5	7	0.3

Income from continuing operations before income taxes	515	18.6	505	19.1

Income tax expense	83	3.0	104	3.9

Income from continuing operations	432	15.6	401	15.2

(Loss) income from discontinued operations, net of income taxes	(5)	(0.2)	11	0.4

Net income	$427	15.4	$412	15.6

Basic earnings per share:
Income from continuing operations	$0.87		$0.80
(Loss) income from discontinued operations	(0.01)		0.02
Net income	0.86		0.82

Diluted earnings per share:
Income from continuing operations	$0.87		$0.80
(Loss) income from discontinued operations	(0.01)		0.02
Net income	0.86		0.82

Weighted-average number of shares outstanding (in millions):
Basic	495		499
Diluted	498		504

(1) Amortization expense of intangible assets is included in the following income statement captions:

Cost of goods sold	$37		$23
Selling, general and administrative expenses	12		4

	$49		$27

Covidien plc

Non-GAAP Reconciliations

Quarters Ended December 24, 2010 and December 25, 2009

(dollars in millions, except per share data)

	Quarter Ended December 24, 2010
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,769	$1,571	56.7%	$549	19.8%	$515	$432	$0.87
Adjustments:
Inventory charges (1)	—	24		24		24	15	0.03
Restructuring charges (2)	—	—		53		53	38	0.08
Shareholder settlement income (3)	—	—		(11)		(11)	(11)	(0.02)

As adjusted	$2,769	$1,595	57.6	$615	22.2	$581	$474	0.95

	Quarter Ended December 25, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,644	$1,459	55.2%	$536	20.3%	$505	$401	$0.80
Adjustments:
Legal charge (4)	—	—		33		33	20	0.04
Restructuring charges (2)	—	—		5		5	3	0.01
Impact of tax sharing agreement (5)	—	—		—		(3)	(3)	(0.01)
Tax matters	—	—		—		—	(1)	—

As adjusted	$2,644	$1,459	55.2	$574	21.7	$540	$420	0.84

(1)	Represents charges in cost of goods sold related to ev3 inventory that had been written up to fair value upon acquisition.
(2)	Primarily relates to our Medical Devices segment.
(3)	Represents income related to the reversal of our portion of the remaining reserves for shareholder settlements, which have all been resolved.
(4)	Represents a legal charge related to an anti-trust case, which is included in selling, general and administrative expenses.
(5)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.

Covidien plc

Segment and Geographical Sales

Quarters Ended December 24, 2010 and December 25, 2009

(dollars in millions)

	Quarters Ended
	December 24, 2010	December 25, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
United States	$849	$681	25%	—%	25%
Non-U.S.	1,028	1,009	2	—	2

	$1,877	$1,690	11	—	11

Pharmaceuticals
United States	$308	$353	(13)%	—%	(13)%
Non-U.S.	162	158	3	(2)	5

	$470	$511	(8)	(1)	(7)

Medical Supplies
United States	$370	$385	(4)%	—%	(4)%
Non-U.S.	52	58	(10)	(7)	(3)

	$422	$443	(5)	(1)	(4)
Covidien plc
United States	$1,527	$1,419	8%	—%	8%
Non-U.S.	1,242	1,225	1	(1)	2

	$2,769	$2,644	5	—	5

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Quarters Ended December 24, 2010 and December 25, 2009

(dollars in millions)

	Quarters Ended
	December 24, 2010	December 25, 2009	Percent change	Currency impact	Operational growth (1)
Medical Devices
Endomechanical Instruments	$568	$551	3%	(1)%	4%
Soft Tissue Repair Products	221	219	1	(1)	2
Energy Devices	270	240	13	(1)	14
Oximetry & Monitoring Products	205	180	14	(1)	15
Airway & Ventilation Products	186	209	(11)	(1)	(10)
Vascular Products	332	182	82	—	82

Pharmaceuticals
Specialty Pharmaceuticals	$131	$141	(7)%	—%	(7)%
Active Pharmaceutical Ingredients	84	87	(3)	(1)	(2)
Contrast Products	143	141	1	(1)	2
Radiopharmaceuticals	112	142	(21)	(1)	(20)

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.